UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K
________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 4, 2013

Ruby Tuesday, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue
Maryville, Tennessee 37801
(Address of Principal Executive Offices)

(865) 379-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions  (See General Instructions A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On a Form 8-K filed February 21, 2013, the Company reported Executive Vice President – Chief Branding Officer Daniel P. Dillon’s departure from the Company.  On March 4, 2013, the Company and Mr. Dillon entered into an Agreement For Separation of Employment (the “Separation Agreement”).  Pursuant to the terms of the Separation Agreement, the Company has agreed to pay to Mr. Dillon (i) the retention bonus awarded to Mr. Dillon on July 24, 2012 in the amount of $250,000; (ii) an additional cash sum in the amount of $150,000; and (iii) a portion of premiums for family coverage under COBRA for health, vision and/or dental insurance through June 30, 2013.  The Separation Agreement also contains non-competition, non-solicitation, and other customary provisions and is subject to delivery of a general release by Mr. Dillon that is not revoked within the periods set forth by applicable law.

The foregoing summary of the Separation Agreement and its terms is qualified in its entirety by reference to the Separation Agreement, a copy of which will be attached in the Company’s upcoming Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.
(Registrant)

By: /s/ Michael O. Moore.
Michael O. Moore
Executive Vice President
and Chief Financial Officer
Date: March 8, 2013